Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made and entered into as of June 12, 2023, by and between Gelesis Holdings, Inc., a Delaware corporation (the “Company”) and each of the persons set forth on Schedule Ahereto (each, a “Stockholder”, and collectively the “Stockholders”). The Company and the Stockholders are each sometimes referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, concurrently with the execution hereof, (i) PureTech Health LLC, a Delaware limited liability company (“Parent”), Caviar Merger Sub LLC, a Delaware limited liability company and a wholly owned Subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (as the same may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which the Company will be merged with and into Merger Sub, with Merger Sub continuing as the surviving company and a wholly owned Subsidiary of Parent (the “Merger”) on the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and the Limited Liability Company Act of the State of Delaware, as amended;

WHEREAS, as of the date hereof, each Stockholder is the record and/or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of shares of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”), set forth opposite such Stockholder’s name on Schedule A hereto (all such shares of Company Common Stock, together with any shares of Company Capital Stock or other voting equity securities of the Company that are hereafter issued to or otherwise directly or indirectly acquired or beneficially owned (including in connection with an Adjustment) by such Stockholder prior to the Expiration Time (the “After-Acquired Shares”), being referred to herein as such Stockholder’s “Covered Shares”); and

WHEREAS, as a condition to the willingness of the Company, Parent and Merger Sub to enter into the Merger Agreement, and as a material inducement and in consideration therefor, each Stockholder has entered into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties, intending to be legally bound, agree as follows:

1.
Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. As used in this Agreement, the following terms have the meanings set forth below:

“Adjustment” means any stock split, reverse stock split, stock dividend (including any dividend or distribution of equity interests convertible into or exchangeable for shares of Company Capital Stock), recapitalization, reclassification, combination, exchange of shares or other similar event with respect to the capital stock of the Company.

“Adverse Proposal” means: (i) any Takeover Proposal; (ii) any change in the present capitalization of the Company or any amendment or other change to the Company Organizational Documents in contravention of the Merger Agreement or the actions contemplated thereby; (iii) any action, proposal or transaction that would reasonably be expected to result in a breach in any material respect of any covenant, agreement, representation or warranty or any other obligation of the Company set forth in the Merger Agreement or of any Stockholder contained in this Agreement; (iv) any other action, proposal or transaction that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or prevent the consummation of, or otherwise adversely affect, the Merger, the Merger Transactions or the other transactions contemplated by this Agreement; or (v) any changes in the majority of the members of the Company Board based on the Company Board’s composition as of the date hereof.

“Expiration Time” shall mean the earlier to occur of (i) the Effective Time and (ii) the date and time that the Merger Agreement is validly terminated in accordance with the terms and provisions thereof.

“Transfer” shall mean any direct or indirect (i) sale, tender, exchange, assignment, encumbrance, gift, hedge, pledge, hypothecation, disposition or other transfer (by operation of Law or otherwise), voluntarily or involuntarily, or entry into any contract, option or other arrangement or understanding with respect to any sale, tender, exchange, assignment, encumbrance, gift, hedge, pledge, hypothecation, disposition or other transfer (by operation of Law or otherwise), of any Covered Shares (excluding, for the avoidance of doubt, any sale, tender, exchange, assignment, encumbrance, gift, hedge, pledge, hypothecation, disposition or other transfer pursuant to this Agreement or the Merger Agreement) or any right, title or interest therein; (ii) (a) deposit of any Covered Shares into a voting trust, (b) entry into a voting agreement with respect to any Covered Shares (other than this Agreement) or (c) grant of any irrevocable or revocable proxy, corporate representative appointment or power of attorney (or other consent or authorization) with respect to any Covered Shares (other than as set forth in this Agreement); or (iii) agreement, arrangement, understanding or commitment (whether or not in writing) to take any of the actions referred to in the foregoing sub-paragraphs (i) or (ii); provided, however, that Transfer shall not include: (A) with respect to any Company Options held by a Stockholder that expire on or prior to the termination of this Agreement, any transfer, sale or other disposition of any Covered Shares to the Company as payment for the (1) exercise price of such Company Options and (2) taxes applicable to the exercise of such Company Options or (B) with respect to any Company RSUs granted to a Stockholder, (1) any transfer for the net settlement of such Company RSUs settled in Covered Shares to pay any tax withholding obligations or (2) any transfer for receipt upon settlement of such Company RSUs, and the sale of a sufficient number of Covered Shares acquired upon settlement of such securities as would generate sales proceeds sufficient to pay the aggregate taxes payable by the Stockholder as a result of such settlement.

2.
No Transfer; No Inconsistent Arrangements.
a.
From the date hereof until the Expiration Time or termination of this Agreement pursuant to Section 8, each Stockholder agrees not to, directly or indirectly, Transfer any of such Stockholder’s Covered Shares; provided, however, (i) that such Stockholder may, if such Stockholder is an individual, (a) Transfer any Covered Shares to any members of such Stockholder’s immediate family, or to a trust solely for the benefit of such Stockholder or any member of such Stockholder’s immediate family, (b) Transfer any Covered Shares by will or under the laws of intestacy upon the death of such Stockholder, or (c) Transfer pursuant to a qualified domestic court order, or (ii) that such Stockholder may, if such Stockholder is an entity, Transfer Covered Shares to an entity under such Stockholder’s control or to one or more partners or members of such Stockholder (the transferee of the Covered Shares Transferred in accordance with the foregoing clauses (i) or (ii), as applicable, each, a “Transferee Stockholder”); provided, that, in the case of each of the foregoing clauses (i) and (ii), (A) each Transferee Stockholder shall represent and warrant to the Company that all of the statements contained in Section 5 are true and correct in respect of such Transferee Stockholder upon consummation of the Transfer and (B) such Transferee Stockholder shall agree in writing, in a form reasonably satisfactory to the Company, to be bound by all of the terms, provisions, obligations and covenants set forth herein to the same extent as if such Transferee Stockholder were an original party to this Agreement as a “Stockholder”, with the Company named as an express third-party beneficiary of such agreements (any such Transfer, a “Permitted Transfer”); and (iii) if any involuntary Transfer of any of such Stockholder’s Covered Shares shall occur (including a sale by such Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), Stockholder shall cause the transferee thereof (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) to, subject to applicable Law, take and hold such Covered Shares subject to all of the terms, provisions, restrictions, obligations, liabilities and rights under this Agreement, which shall continue in full force and effect until the Expiration Time or termination of this Agreement pursuant to Section 8. Any action taken in violation of the immediately preceding sentence shall, to the fullest extent permitted by Law, be null and void ab initio.
b.
From the date hereof until the Expiration Time or termination of this Agreement pursuant to Section 8, each Stockholder shall not, directly or indirectly, take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing, impairing or materially delaying such Stockholder from performing any of its obligations under this Agreement or that would, or would reasonably be expected to, have the effect of preventing, impairing or materially delaying, the consummation of the Merger, the Merger Transactions or the performance by the Company of its obligations under the Merger Agreement.

3.
Agreement to Vote the Covered Shares.
a.
From the date hereof until Expiration Time, each Stockholder irrevocably and unconditionally agrees that, at every meeting of the stockholders of the Company, duly called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, such Stockholder shall, or shall cause the holder of record on any applicable record date, in each case, to the fullest extent that such Stockholder’s Covered Shares are entitled to vote thereon: (i) appear at each such meeting or otherwise cause all such Covered Shares to be counted as present thereat for the purpose of determining a quorum; and (ii) be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) a written consent with respect to, all such Covered Shares (a) in favor of (A) the adoption of the Merger Agreement and approval of the Merger and the Merger Transactions and (B) other matters that would reasonably be expected to facilitate the Merger and the Merger Transactions, including any proposal to adjourn or postpone any meeting of the Company’s stockholders to a later date; and (b) against any Adverse Proposal.
b.
From the date hereof until the Expiration Time, such Stockholder shall retain at all times the right to vote such Stockholder’s Covered Shares in such Stockholder’s sole discretion, and without any other limitation, on any matters other than those expressly set forth in this Section 3 that are at any time or from time to time presented for consideration to the Company’s stockholders generally. For the avoidance of doubt, the foregoing commitments in this Section 3 apply to any Covered Shares held by any trust, limited partnership or other entity directly or indirectly holding Covered Shares over which the applicable Stockholder exercises direct or indirect voting control (if any).
4.
Additional Covenants.
a.
No Solicitation. From the date hereof until the earlier of (x) the termination of this Agreement pursuant to Section 8 and (y) the date and time that the Merger Agreement is validly terminated in accordance with the terms and provisions thereof, each Stockholder, solely in its capacity as a stockholder of the Company, shall not, and shall cause its controlled affiliates not to, and its and their respective Representatives not to, directly or indirectly: (i) solicit, initiate, or encourage the submission or announcement of any Takeover Proposal; (ii) furnish any non-public information regarding the Company to any third party in connection with a Takeover Proposal; (iii) engage in or otherwise facilitate discussions or negotiations with any third party with respect to any Takeover Proposal; (iv) adopt, approve, endorse or recommend, or publicly propose to adopt, approve endorse or recommend, any Takeover Proposal or enter into any letter of intent, support agreement or similar document, agreement, commitment or agreement in principle relating to or facilitating a Takeover Proposal; (v) become a member of a “group” (as defined in Section 13(d)(3) under the Exchange Act) with respect to any voting securities of the Company for the purpose of opposing, discouraging or competing with or taking any actions inconsistent with the transactions contemplated by this Agreement or the Merger Agreement or (vi) agree to do any of the foregoing. Such Stockholder shall, and shall cause its controlled affiliates to, and shall cause its and their respective Representatives to, immediately cease and cause to be terminated any existing solicitations of, or discussions or negotiations with, any third party relating to any Takeover Proposal. For purposes of this Section 4.1, “Takeover Proposal” shall have the meaning ascribed to such term in the Merger Agreement but shall also include any Transfer of any of such Stockholder’s Covered Shares other than a Permitted Transfer.
b.
Appraisal Rights. Each Stockholder irrevocably waives and agrees not to exercise any rights of appraisal or rights to dissent from the Merger or the adoption of the Merger Agreement that it may have under Section 262 of the DGCL and shall not permit any such rights of appraisal or rights of dissent to be exercised with respect to any of such Stockholder’s Covered Shares.
c.
Notice of Certain Events. Each Stockholder agrees to notify the Company of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any material breach of any of the representations and warranties of such Stockholder set forth in Section 5. Promptly upon the acquisition of any After-Acquired Shares, such Stockholder shall notify the Company of the number of After-Acquired Shares so acquired; it being understood that any such shares shall be subject to the terms of this Agreement as though owned by such Stockholder on the date hereof and the representation and warranties in Section 5 below shall be true and correct as of the date that such After-Acquired Shares are acquired.
d.
Documentation and Information. Each Stockholder shall not, and shall cause its controlled affiliates and its and their respective Representatives not to, make any public announcement or other communication to a third party regarding this Agreement or the transactions contemplated hereby without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed) except as may be required by applicable Law (provided that reasonable notice of any such disclosure required by applicable Law will be provided to the Company, and such Stockholder will consider in good faith the reasonable comments of the Company with respect to such disclosure and otherwise cooperate with the Company in obtaining confidential treatment with respect to such disclosure). Such Stockholder consents to and authorizes the Company, Parent and Merger Sub to publish and disclose in all documents and schedules filed with the SEC or any other Governmental Authority or applicable securities exchange, and any press release or other disclosure document that the Company, Parent or Merger Sub reasonably determines to be necessary or advisable in connection with the Merger, the Merger Transactions or any other transactions contemplated by this Agreement and the Merger Agreement, such Stockholder’s identity and ownership of such Stockholder’s Covered Shares, the existence of this Agreement and the nature of such Stockholder’s commitments and obligations under this Agreement, and such Stockholder acknowledges that the Company, Parent and Merger Sub may, in each Party’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority or securities exchange. Such Stockholder agrees to promptly give the Company any information that is in its possession that the Company may reasonably request for the preparation of any such disclosure documents, and such Stockholder agrees to promptly notify the Company of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that such Stockholder shall become aware that any such information shall have become false or misleading in any material respect.
5.
Representations and Warranties of Each Stockholder. Each Stockholder represents and warrants to the Company, as to such Stockholder with respect to his, her or its Covered Shares, on a several basis, that:
a.
Due Organization; Authority.
i.
If such Stockholder is not an individual, (i) such Stockholder is duly organized, validly existing and in good standing under the Law of its jurisdiction of incorporation or organization, as applicable, (ii) such Stockholder has the requisite power and authority to enter into and to perform its obligations under this Agreement, (iii) the execution and delivery of this Agreement by such Stockholder and the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder, and (iv) no other proceedings on the part of such Stockholder are necessary to authorize the execution, delivery and performance of this Agreement by such Stockholder or to consummate the transactions contemplated hereby. If such Stockholder is an individual, such Stockholder has the requisite legal capacity, right and authority to execute, deliver and perform such Stockholder’s obligations under this Agreement and to consummate the transactions contemplated hereby.
ii.
This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally, by general equitable principles or by the discretion of any Governmental Authority before which any Legal Proceeding seeking enforcement may be brought.
iii.
If such Stockholder is married, and any of such Stockholder’s Covered Shares constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly and validly executed and delivered by such Stockholder’s spouse and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of such Stockholder’s spouse, enforceable against such Stockholder’s spouse in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally, by general equitable principles or by the discretion of any Governmental Authority before which any Legal Proceeding seeking enforcement may be brought.
b.
Ownership of the Covered Shares; Voting Power. Such Stockholder is the record and/or beneficial owner (as defined in Rule 13d‑3 under the Exchange Act) of all of such Stockholder’s Covered Shares and has good and marketable title to all of such Stockholder’s Covered Shares free and clear of any Liens in respect of such Covered Shares, other than those created by this Agreement or those imposed by applicable securities Law (collectively, “Permitted Liens”). The Covered Shares listed on Schedule A opposite such Stockholder’s name constitute all of the shares of capital stock of the Company or any other securities of the Company beneficially owned by such Stockholder as of the date hereof. As of the date hereof, such Stockholder has not entered into any agreement to Transfer any such Covered Shares. Such Stockholder has full voting power with respect to all of such Stockholder’s Covered Shares, and full power of disposition with respect to such Covered Shares, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all such Stockholder’s Covered Shares. None of such Stockholder’s Covered Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement, arrangement or Lien with respect to the voting of such Covered Shares, except as expressly provided herein (including Permitted Liens).
c.
Non-Contravention; Consents. Neither the execution and delivery of this Agreement by such Stockholder (or if applicable, such Stockholder’s spouse) nor the consummation of the transactions contemplated hereby nor compliance by such Stockholder (or if applicable, such Stockholder’s spouse) with any provisions herein will (i) if such Stockholder is not an individual, violate, contravene or conflict with or result in any breach of any provision of the certificate of incorporation or bylaws or equivalent organizational documents of such Stockholder, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority on the part of such Stockholder (or if applicable, such Stockholder’s spouse), except for compliance with the applicable requirements of the Securities Act, the Exchange Act or any other securities laws and the rules and regulations promulgated thereunder, (iii) violate, conflict with, or result in a breach of or default under any provisions of, or require any consent, waiver or approval under any of the terms, conditions or provisions of any Contract to which such Stockholder (or if applicable, such Stockholder’s spouse) is a party or by which such Stockholder (or if applicable, such Stockholder’s spouse) or any of such Stockholder’s Covered Shares may be bound, (iv) result in the creation or imposition of any Lien (other than any Lien created by the Company, Parent or Merger Sub) on any asset of such Stockholder (or if applicable, of such Stockholder’s spouse) or (v) violate any Law applicable to such Stockholder (or if applicable, such Stockholder’s spouse) or by which any of such Stockholder’s Covered Shares are bound, except, in the case of each of clauses (iii), (iv) and (v), as would not, individually or in the aggregate, reasonably be expected to prevent, impair or delay the consummation by such Stockholder of the transactions contemplated by this Agreement or otherwise prevent, impair or delay such Stockholder’s ability to perform his, her or its obligations hereunder.
d.
No Legal Proceedings. There are no Legal Proceedings pending against or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder or any of such Stockholder’s properties or assets (including any of such Stockholder’s Covered Shares) that would, individually or in the aggregate, reasonably be expected to prevent, impair or delay the consummation by such Stockholder of the transactions contemplated by this Agreement or otherwise prevent, impair or delay such Stockholder’s ability to perform its obligations hereunder.
e.
Opportunity to Review; Reliance. Such Stockholder has had the opportunity to review the Merger Agreement and this Agreement with counsel of such Stockholder’s own choosing. Such Stockholder understands and acknowledges that the Company, Parent and Merger Sub and the Company are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.
6.
Representations and Warranties of the Company. The Company represents and warrants to the Stockholder that:

a.
Due Organization; Authority.
i.
(i) The Company is duly organized, validly existing and in good standing under the Law of its jurisdiction of incorporation or organization, (ii) the Company has the requisite power and authority to enter into and to perform its obligations under this Agreement, (iii) the execution and delivery of this Agreement by the Company and the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company, and (iv) no other proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement by the Company or to consummate the transactions contemplated hereby.
ii.
This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Stockholders and the Company, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally, by general equitable principles or by the discretion of any Governmental Authority before which any Legal Proceeding seeking enforcement may be brought.
7.
Non-Survival of Representations, Warranties and Covenants. The representations, warranties and covenants contained herein shall not survive the Expiration Time.
8.
Termination. Unless earlier terminated by mutual written agreement of the Parties, this Agreement shall terminate automatically and shall have no further force or effect as of the Expiration Time; provided that a Stockholder may terminate this Agreement as to itself upon the entry by the Company without the prior written consent of such Stockholder into any amendment, waiver or modification to the Merger Agreement that results in (i) a change to the form of consideration to be paid thereunder or (ii) a decrease in the Merger Consideration. Upon termination of this Agreement, no Party shall have any further obligations or liabilities under this Agreement; provided, however, that (x) nothing set forth in this Section 8 shall relieve any Party from liability for fraud or any Willful and Material Breach of this Agreement prior to termination hereof, (y) the provisions of Section 2, Section 3, Section 4.3, Section 4.4, Section 4.5, Section 5 and Section 6 shall survive the termination of this Agreement until the Expiration Time and (z) the provisions of Section 8 and Section 9 shall survive any termination of this Agreement.
9.
Miscellaneous.
a.
Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is determined by a court of competent jurisdiction to be invalid or unenforceable, then (i) the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law and (ii) the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.
b.
Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of each of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.
c.
Amendments and Waivers. Subject to compliance with applicable Law, at any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects by written agreement of the parties hereto or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party to assert any of its rights under this Agreement or otherwise shall constitute a waiver of such rights.

d.
Specific Performance. The parties to this Agreement agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or other legal remedies (including those as set forth in Section 8.6 of the Merger Agreement) would not be an adequate remedy for any such non-performance or breach. It is accordingly agreed that the parties to this Agreement shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chosen Courts, without proof of damages or otherwise, this being in addition to any other remedy at law or in equity, and the parties to this Agreement hereby waive any requirement for the posting of any bond or similar collateral in connection therewith. Each party hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that or otherwise assert that (i) the other party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity.
e.
Notices. All notices, consents and other communications hereunder shall be in writing and shall be given in the manner described in Section 9.7 of the Merger Agreement, addressed as follows: (i) if to the Company, to its address or email address set forth in Section 9.7 of the Merger Agreement, and (ii) if to a Stockholder, to such Stockholder’s address or email address set forth on a signature page hereto, or to such other address or email address as such Party may hereafter specify for the purpose by notice to each other Party hereto.
f.
Governing Law. This Agreement, and any dispute, claim, legal action, suit, proceeding or controversy arising out of or relating hereto, shall be governed by, and construed in accordance with, the Law of the State of Delaware, without regard to conflict of law principles thereof.
g.
Consent to Jurisdiction. Each party to this Agreement (i) irrevocably and unconditionally submits to the personal jurisdiction of the Chosen Courts, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that any actions or proceedings arising in connection with this Agreement, the transactions contemplated hereby, the Merger or the Merger Transactions shall be brought, tried and determined only in the Chosen Courts, (iv) waives any claim of improper venue or any claim that the Chosen Courts are an inconvenient forum and (v) agrees that it will not bring any action relating to this Agreement, the transactions contemplated hereby, the Merger or the Merger Transactions in any court other than the Chosen Courts. Each party to this Agreement hereby consent to and grant any such Chosen Court jurisdiction over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.5 or in such other manner as may be permitted by Law, shall be valid and sufficient service thereof.
h.
Waiver of Trial by Jury. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER AGREEMENT, THE OTHER DOCUMENTS AND AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL PROCEEDING, (II) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.8.
i.
Entire Agreement. This Agreement together with the Merger Agreement (together with the Exhibits, Parent Disclosure Schedule, Company Disclosure Schedule and the other documents delivered pursuant thereto) and the Confidentiality Agreement constitute the entire agreement and supersede all prior or contemporaneous agreements, negotiations, correspondence, undertakings, understandings, representations and warranties, both written and oral, among the parties to this Agreement, or any of them, with respect to the subject matter of this Agreement and, except as otherwise expressly provided herein or therein, are not intended to confer upon any other Person any rights or remedies hereunder or thereunder.
j.
Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement may be made by electronic or digital delivery such as in Adobe Portable Document Format or using generally recognized e-signature technology (e.g., DocuSign or Adobe Sign). This Agreement shall become effective when, and only when, each party hereto shall have received a counterpart signed by all of the other parties hereto.
k.
Mutual Drafting; Interpretation. Each party has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” As used in this Agreement, references to a “party” or the “parties” are intended to refer to a party to this Agreement or the parties to this Agreement. Except as otherwise indicated, all references in this Agreement to “Sections,” are intended to refer to Sections of this Agreement. All references in this Agreement to “$” are intended to refer to U.S. dollars. Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive.
l.
Capacity as Stockholder. No person executing this Agreement who is or becomes an officer or director of the Company makes any agreement or understanding herein in his or her capacity as such officer or director. Each Stockholder signs solely in his, her or its capacity as the record and/or beneficial owner of such Stockholder’s Covered Shares. Nothing herein shall limit or affect any omissions or actions taken by a Stockholder or any officer, director, employee, affiliate or representative of a Stockholder solely in his or her capacity as an officer or director of the Company (including, for the avoidance of doubt, exercising his or her fiduciary duties).
m.
Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense. For avoidance of doubt, nothing in this Section 9.14 shall be interpreted as in any way limiting Parent’s right to the Termination Fee in circumstances in which Parent is entitled to receive the Termination Fee pursuant to the Merger Agreement.
n.
No Agreement Until Executed. This Agreement shall not be effective unless and until (i) the Merger Agreement is executed and delivered by all parties thereto and (ii) this Agreement is executed and delivered by all parties hereto.
o.
Further Assurances. Each Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use such Stockholder’s reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to perform such Stockholder’s obligations under this Agreement.
p.
Stockholder Obligations Several and Not Joint. Except if a Stockholder is an Affiliate of another Stockholder, the obligations of each Stockholder under this Agreement shall be several and not joint, and no Stockholder shall be liable for any breach of the terms of this Agreement by any other Stockholder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

[Stockholder]

By:

Name:

Address:

E-mail:

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

[COMPANY]

By:

Name:

Address:

E-mail:

Schedule A

Stockholder & Address	Shares of Company Common Stock
[·] [Street Address] [Email]	[·]
[·] [Street Address] [Email]	[·]